Exhibit 10.10

STRUCTURING SERVICES AGREEMENT

This Structuring Services Agreement (this “Agreement”) is entered into as of , 2025, by and between Chenghe Acquisition III Co., (the “Company”) and CBC Securities Inc., (the “Co-Manager”), which is serving as a co-managing underwriter in the Company’s initial public offering of 11,000,000 units (the “IPO”) pursuant to the terms of the Underwriting Agreement between the Company and BTIG, LLC, dated as of              , 2025.

R E C I T A L S

A. The Co-Manager has provided certain structuring services to the Company in connection with the IPO.

B. The Company agrees to pay the Co-Manager a fee of $50,000.00 (the “Structuring Fee”) for providing the aforementioned services to the Company.

NOW THEREFORE, in consideration of the parties’ mutual covenants and obligations herein, the parties agree as follows:

1. In consideration of payment of the Structuring Fee, the Co-Manager has provided certain services related to the structuring of the Company’s IPO.

2. As payment for the aforementioned services, the Company hereby agrees to pay the Structuring Fee to the Co-Manager upon consummation of the IPO.

3. This Agreement shall be governed by and constructed and enforced in accordance with the internal laws of the State of New York. This Agreement may be amended, in writing, by the affirmative agreement of all of parties hereto.

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IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the date set forth above.

COMPANY:

Chenghe Acquisition III Co.

By:
Name:	Shibin Wang
Title:	Chief Executive Officer

SERVICE PROVIDER:

CBC Securities, Inc.

By:
Name:
Title: